UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2024

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

(908) 955-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2024, Tharimmune, Inc. (the “Company”), entered into an At the Market Offering Agreement (the “ATM Agreement”) with Rodman & Renshaw LLC (the “Manager”), under which the Company may offer and sell shares of its common stock from time to time through the Manager, as the Company’s sales agent. Sales of shares of the Company’s common stock through the Manager, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on the Nasdaq Stock Market LLC or any other existing trading market for the common shares. The Manager will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market LLC to sell shares of the Company’s common stock from time to time, based on instructions from the Company (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay the Manager a commission of 3.0% of the aggregate gross proceeds from the sales of shares of the Company’s common stock sold through the Manager under the ATM Agreement. The Company also provided the Manager with customary indemnification and contribution rights.

The Company is not obligated sell any shares of its common stock under the ATM Agreement. The offering of shares of the Company’s common stock under the ATM Agreement will terminate upon the termination of the ATM Agreement in accordance with its terms.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as an exhibit to this report and is incorporated herein by reference. This report also incorporates by reference the ATM Agreement into the registration statement on Form S-3 described below.

The Company’s common stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-270684) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2023, and pursuant to a prospectus supplement dated June 7, 2024.

A copy of the opinion of Sheppard, Mullin, Richter & Hampton, LLP regarding the shares of the Company’s common stock to be sold under the Sales Agreement is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	ATM Agreement between the Company and Rodman & Renshaw dated June 7, 2024
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (incorporated into Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment or voting decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	Tharimmune, Inc.

/s/ Randy Milby
Randy Milby
Chief Executive Officer

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